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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE
For Immediate Release

                    NCO PORTFOLIO ANNOUNCES INVESTOR GUIDANCE
                          FOR THE THIRD QUARTER OF 2002

BALTIMORE, MD, September 17, 2002 - NCO Portfolio Management, Inc. ("NCPM")(Nasdaq: NCPM), a leading purchaser and manager of delinquent accounts receivable, announced today that it expects earnings per share, on a diluted basis, to be approximately $0.14 to $0.18 per share for the third quarter of 2002.

The expected results for the third quarter are based upon NCPM's results to date in conjunction with its projected results for the remainder of the quarter. The expected results take into consideration a further weakening of consumer payment patterns, the anticipated effects of the August 2002 purchase of accounts receivable from Great Lakes Collection Bureau, Inc, ("GLB"), and additional purchases of accounts receivable in an uncertain market environment.

Collections are expected to range between $27 million and $30 million in the third quarter with revenue as a percentage of collections, or the revenue recognition percentage, ranging from 54% to 58%. Servicing fees are expected to be approximately 30% to 32% of collections, and interest expense, including the interest expense on the financing for the GLB accounts receivable, is expected to range between $1.9 million and $2.2 million. New purchases are expected to range between $33 million and $37 million in the third quarter, including $22.9 million for the GLB accounts receivable.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "During the third quarter, we were successful in beginning the process of refocusing our attention on the acquisition of larger, more predictable portfolios as a way to supplement what has been a soft debt purchase marketplace. The acquisition of the Great Lakes portfolio in conjunction with NCO Group was the first step in this process. Additionally, during the quarter, we continued to focus our efforts on quality underwriting and new collection strategies designed to offer consumers better payment alternatives. We are optimistic that these new programs will allow us to offset some of the effects of the weak consumer payment environment."

NCO Portfolio Management, Inc. is a leading purchaser and manager of delinquent accounts receivable.

For further information:
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
At NCO Portfolio Management, Inc.           At FRB/Weber Shandwick
Michael J. Barrist,                         Joe Calabrese (General) - (212) 445-8434
Chairman and CEO                            Judith Sylk-Siegel (Media) - (212) 445-8431
(215) 441-3000                              Nicole Engel (Analysts) - (212) 445-8452
Richard J. Palmer,
SVP, Finance and CFO
(443) 436-4525
email: rick.palmer@ncogroup.com
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Certain statements in this press release, including, without limitation, statements concerning projections, statements as to trends, statements as to the economy on NCO Portfolio's business, statements as to NCO Portfolio's or management's outlook as to financial results in 2002, statements as to NCO
Portfolio's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange
Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results.
In addition to the factors discussed above, certain other factors, including without limitation, risks relating to growth and future accounts receivable purchases, risks related to the company's debt, risks related to the recoverability of the purchased accounts receivable, risks related to the use of estimates, risks related to the availability to purchase accounts receivable at favorable prices in the open market, risks related to regulatory oversight, risks related to the retention of its senior management team, risks related to securitization transactions, risks related to the fluctuation in quarterly results, risks related to NCOG's ownership control of the company, risks related to the dependency on NCOG for its collections, and other risks detailed from time to time in the company's filings with the Securities and Exchange
Commission, including the Annual Report on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Richard J. Palmer, Senior Vice President, Finance/CFO, NCO Portfolio Management, Inc., 1705 Whitehead Road, Baltimore, MD 21207.

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